As filed with the Securities and Exchange Commission on October 28, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The KEYW Holding Corporation
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-1594952 (I.R.S. Employer Identification No.)

1334 Ashton Road, Suite A Hanover, MD (Address of Principal Executive Offices)	21076 (Zip Code)

The KEYW Holding Corporation 2008 Stock Incentive Plan
The KEYW Holding Corporation 2009 Stock Incentive Plan
The KEYW Holding Corporation 2010 Employee Stock Purchase Plan
The KEYW Holding Corporation Non-Plan Stock Option Awards
(Full title of plan)

Leonard E. Moodispaw
1334 Ashton Road, Suite A
Hanover, MD 21076
(443) 270-5300
(Name, address and telephone of agent for service)

Copies to:
Brian J. Lynch
Hogan Lovells US LLP
1835 Market Street, 29th Floor
Philadelphia, PA 19103
(267) 675-4601

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share, issuable pursuant to outstanding stock options granted under the 2008 Stock Incentive Plan	616,000	$5.37 (1)	$3,309,263	$235.95

Common Stock, $0.001 par value per share, issuable pursuant to outstanding stock options granted under the 2009 Stock Incentive Plan	559,375	$7.50 (1)	$4,195,313	$299.13

Common Stock, $0.001 par value per share, issuable under the 2010 Employee Stock Purchase Plan	2,500,000 (2)(3)	$12.09 (4)	$30,225,000	$2,155.04

Additional Common Stock, $0.001 par value per share, issuable under the 2009 Stock Incentive Plan	2,500,000 (3)	$12.09 (4)	$30,225,000	$2,155.04

Common Stock, $0.001 par value per share, issuable pursuant to outstanding Non-Plan granted stock options	195,000	$5.50 (1)	$1,072,500	$76.47

TOTAL	6,370,375	—	$69,027,076	$4,921.63

(1)  Represents weighted average exercise price of outstanding stock options referenced in table.

(2)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers, in addition to the number of shares of the common stock, par value $0.001 per share, of the Registrant (“Common Stock”) shown in the table, an indeterminate number of shares of the Registrant’s Common Stock which, by reason of certain events specified in The KEYW Holding Corporation 2010 Employee Stock Purchase Plan (the “ESPP”), may become subject to issuance pursuant to the ESPP.

(3)  Represents a portion of the maximum number of shares of Common Stock available for issuance pursuant to the following plans: the 2009 Stock Incentive Plan, for which the maximum number of shares issuable is 12,000,000, subject to increase in certain circumstances involving significant issuances of Common Stock in the future; and the ESPP, for which the maximum number of shares issuable is 5,000,000.

(4)  Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock on October 26, 2010, as reported on the NASDAQ Global Market.

PART I

INCORPORATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I will be sent or given to participants in the Plans governed by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents or designated portions thereof are incorporated herein by reference in this registration statement:

(a) the Registrant’s prospectus filed with the Commission on October 1, 2010 pursuant to Rule 424(b) under the Securities Act; and

(b) the Registrant's Form 8-A Registration Statement, dated September 28, 2010 (file number 001-34891), registering the common stock of the Registrant pursuant to Section 12(b) of the Securities and Exchange Act of 1934 and all amendments or reports filed for the purpose of updating such description.

        In addition, all documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Maryland General Corporation Law.  The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. The MGCL also requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. In addition, the MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding made or threatened to be made by reason of their service to the corporation.

Charter and Bylaws.  Our Charter and Bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses to present and former officers and directors in advance of final disposition of a proceeding made or threatened to be made by reason of such officer’s or director’s service to KEYW.

Insurance.  We maintain directors and officers liability insurance, which covers our directors and officers against certain claims or liabilities arising out of the performance of their duties.

 Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The Registrant herewith files the exhibits identified below:

Exhibit
Number	Description of Exhibit

4.1	Specimen common stock certificate

5.1	Opinion of Hogan Lovells US LLP

10.1	The KEYW Corporation 2008 Stock Incentive Plan (as assigned to and assumed by The KEYW Holding Corporation on December 29, 2009) (1)

10.2	Form of Incentive Stock Option Agreement for grants pursuant to The KEYW Corporation 2008 Stock Incentive Plan (1)

10.3	Form of Non-Qualified Stock Option Agreement for grants pursuant to The KEYW Corporation 2008 Stock Incentive Plan (1)

10.4	Form of Restricted Stock Agreement for grants pursuant to The KEYW Corporation 2008 Stock Incentive Plan (1)

10.5	The KEYW Holding Corporation 2009 Stock Incentive Plan (1)

10.6	Form of Incentive Stock Option Agreement for grants pursuant to The KEYW Holding Corporation 2009 Stock Incentive Plan (1)

10.7	Form of Non-Qualified Stock Option Agreement for grants pursuant to The KEYW Holding Corporation 2009 Stock Incentive Plan (1)

10.8	Form of Restricted Stock Agreement for grants pursuant to The KEYW Holding Corporation 2009 Stock Incentive Plan (1)

10.9	Form of The KEYW Corporation Non-Qualified Stock Options Agreement for non-plan grants (1)

10.10	Form of The KEYW Corporation Restricted Stock Agreement for non-plan grants (1)

10.11	The KEYW Holding Corporation 2010 Employee Stock Purchase Plan (2)

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

23.3	Consent of Stegman & Company

23.4	Consent of Goodman & Company

23.5	Consent of KPMG LLP

____________________

(1)	Incorporated by reference to the corresponding Exhibit number filed by the Registrant on Form S-1 (File No. 333-16768) (the “IPO S-1”)

(2)	Incorporated by reference to Exhibit No. 10.32 of the IPO S-1.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Maryland, on this 27th day of October, 2010.

THE KEYW HOLDING CORPORATION

By:	/s/ Leonard E. Moodispaw
Leonard E. Moodispaw President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ Leonard E. Moodispaw	President, Chief Executive Officer and Director	October 27, 2010
Leonard E. Moodispaw

Principal Financial Officer and Principal Accounting Officer:

/s/ John E. Krobath, II	Senior Vice President and Chief Financial Officer	October 27, 2010
John E. Krobath, II

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors of The KEYW Holding Corporation, hereby severally constitute and appoint Leonard E. Moodispaw and John E. Krobath, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all post-effective amendments to said registration statement, and any subsequent registration statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as directors to enable The KEYW Holding Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, or their substitute or substitutes, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933,  this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William I. Campbell	Director	October 27, 2010
William I. Campbell

/s/ Randall M. Griffin	Director	October 27, 2010
Randall M. Griffin

/s/ John G. Hannon	Director	October 27, 2010
John G. Hannon

/s/ Kenneth A. Minihan	Director	October 27, 2010
Kenneth A. Minihan

	Director	October 27, 2010
Arthur L. Money

/s/ Caroline S. Pisano	Director	October 27, 2010
Caroline S. Pisano

/s/ Pierre Chao	Director	October 27, 2010
Pierre Chao

Exhibit Index

Exhibit
Number	Description of Exhibit

4.1	Specimen common stock certificate

5.1	Opinion of Hogan Lovells US LLP

10.1	The KEYW Corporation 2008 Stock Incentive Plan (as assigned to and assumed by The KEYW Holding Corporation on December 29, 2009) (1)

10.2	Form of Incentive Stock Option Agreement for grants pursuant to The KEYW Corporation 2008 Stock Incentive Plan (1)

10.3	Form of Non-Qualified Stock Option Agreement for grants pursuant to The KEYW Corporation 2008 Stock Incentive Plan (1)

10.4	Form of Restricted Stock Agreement for grants pursuant to The KEYW Corporation 2008 Stock Incentive Plan (1)

10.5	The KEYW Holding Corporation 2009 Stock Incentive Plan (1)

10.6	Form of Incentive Stock Option Agreement for grants pursuant to The KEYW Holding Corporation 2009 Stock Incentive Plan (1)

10.7	Form of Non-Qualified Stock Option Agreement for grants pursuant to The KEYW Holding Corporation 2009 Stock Incentive Plan (1)

10.8	Form of Restricted Stock Agreement for grants pursuant to The KEYW Holding Corporation 2009 Stock Incentive Plan (1)

10.9	Form of The KEYW Corporation Non-Qualified Stock Options Agreement for non-plan grants (1)

10.10	Form of The KEYW Corporation Restricted Stock Agreement for non-plan grants (1)

10.11	The KEYW Holding Corporation 2010 Employee Stock Purchase Plan (2)

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

23.3	Consent of Stegman & Company

23.4	Consent of Goodman & Company

23.5	Consent of KPMG LLP

____________________

(1)	Incorporated by reference to the corresponding Exhibit number filed by the Registrant on Form S-1 (File No. 333-16768) (the “IPO S-1”)

(2)	Incorporated by reference to Exhibit No. 10.32 of the IPO S-1.